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                                                                    Exhibit 10.9

                                                                December 2, 1998

Gildan Activewear Inc./Les Vetements de Sports Gildan Inc.
725 Montee de Liesse
Montreal, Quebec
H4T 1P5

Attention: Mr. H. Greg Charmandy
           Chief Executive Officer and Chairman

Gentlemen:
                              Re: Amendment No. 7

            Reference is hereby made to the Amended and Restated Loan Agreement (as amended by Amendment No. 1 dated October 28, 1997, Amendment No. 2 dated January 8, 1998, Amendment No. 3 dated February 18, 1998, Amendment No. 4 dated March 19, 1998, Amendment No. 5 dated June 15, 1998 and Amendment No. 6 dated November 2, 1998, the "Loan Agreement"), dated as of August 6, 1997, between Gildan Activewear Inc./Les Vetements de Sports Gildan Inc. (the "Borrower") and Bank of America Canada (to "Lender"). Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Loan Agreement.

            In consideration of the mutual covenants and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lender end the Borrower have agreed as follow:

      1. The Lender hereby waives any default which may have occurred under such 9.22 as at September 30, 1998, provided the Borrower complied with section 9.22 as amended hereby as at such date.

      2. The definition of "Availability" in Section 1.1 of the Loan Agreement is amended by deleting the reference to "$25,000,000" and substituting "$35,000,000" therefor.

      3. The definition of "Maximum Revolving Credit Line" in Section 1.1 of the Loan Agreement is amended by deleting the reference to "$50,000,000" and substituting "$60,000,000" therefor.

      4. Section 2.1 of the Loan Agreement is amended by deleting the reference to "$50,000,000" and substituting "$60,000,000" therefor.

      5. Section 9.22 of the Loan Agreement is amended, retroactively to September 30, 1998, by deleting the references to "1.25 to 1" in paragraph (i) and replacing such reference with "1.00 to 1".
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      6.    The amendments, consents and waivers set forth herein are strictly limited to the matters and times specifically described above and shall not be deemed to constitute an amendment, consent or waiver with respect to any other term, covenant, matter, time or occasion.

      7. The Borrower agrees to pay to the Lender an amendment fee in the amount of $25,000 upon its acceptance of the terms hereof and authorizes and directs the Lender to debit its account in order to pay such fee. All reasonable expenses of the Lender incurred in connection with this letter agreement and any and all matters incidental thereto including, without limitation, legal fees, the allocated costs of in-house counsel and out-of-pocket expenses of Lender's counsel are for the account of the Borrower and shall be payable upon demand and may be paid by direct debit to the Borrower's accounts.

      8. This letter agreement supersedes and replaces any prior agreements or understandings with respect to any of the matters provided for herein.

      9. This letter agreement shall be deemed to have been made in the Province of Ontario and shall be governed by and interpreted in accordance with the laws of such Province and the laws of Canada applicable therein, except that no doctrine of choice of law shall be used to apply the laws of any other jurisdiction.

            Except to the extent waived or modified herein, the Loan Agreement remains in full force and effect and is hereby ratified and confirmed. Please evidence your agreement with the terms of this letter agreement by signing in the space below. Notwithstanding the date of execution of this letter agreement, this letter agreement shall be deemed effective as of the 30th day of September, 1998.

            The parties acknowledge that they have required that this agreement and all related documents be prepared in English.

            Les parties reconnaissent avoir exige que la presente convention et tous les documents connexes soient rediges en anglais.

Sincerely,

BANK OF AMERICA CANADA


By:   /s/ Robert Kizell
      ------------------
Name:  Robert Kizell
Title: Vice-President
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AGREED AS OF THE DATE FIRST-ABOVE PROVIDED:

GILDAN ACTIVEWEAR INC./LES VETEMENTS DE SPORTS GILDAN INC.


By:   /s/ Ken Cieply
      ------------------
Name:  Ken Cieply
Title: VP Finance


By:
      ------------------
Name:
Title:

Each of the undersigned Gildan Activewear Malone, Inc. and Gildan Activewear Miami, Inc. (the "Guarantors") (i) consents to and approves the execution and delivery of this letter agreement by the parties hereto, (ii) agrees that this letter agreement does not and shall not limit or diminish in any manner the obligations of the Guarantors under those certain Guarantee dated as of August 29, 1996 and dated as of September 1, 1998 (collectively, the "Guaranty"), and any other guarantee or like instrument, executed by the Guarantors and delivered to the Lender, and that such obligations would not be limited or diminished in any manner even if the Guarantors had not executed this letter agreement, (iii) agrees that this letter agreement shall not be construed as requiring the consent of the Guarantors in any other circumstances, (iv) reaffirms its obligations under the Guaranty and any other guarantee or like instrument, and
(v) agrees that the Guaranty and any other guarantee or like instrument remains in full force and effect and is hereby ratified and confirmed.

GILDAN ACTIVEWEAR MALONE, INC.

By:   /s/ Ken Cieply
      ------------------
Name:  Ken Cieply
Title: VP Finance


GILDAN ACTIVEWEAR MIAMI, INC.

By:   /s/ Ken Cieply
      ------------------
Name:  Ken Cieply
Title: VP Finance